EXHIBIT 1


                             DYNATEC INTERNATIONAL, INC.


                          CONSOLIDATED FINANCIAL STATEMENTS


                     DECEMBER 31, 1995 AND JUNE 30, 1995 AND 1994

                                   C O N T E N T S



                                                                            Page
                                                                            ----

Accountants' Report. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

Consolidated Statements of Financial Position. . . . . . . . . . . . . . . .   4

Consolidated Statements of Operations. . . . . . . . . . . . . . . . . . . .   6

Consolidated Statements of Changes in Stockholders' Equity . . . . . . . . .   7

Consolidated Statements of Cash Flows. . . . . . . . . . . . . . . . . . . .   9

Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . .  12

Consolidated Costs of Sales (Schedule 1) . . . . . . . . . . . . . . . . . .  28

Consolidated Expenses (Schedule 2) . . . . . . . . . . . . . . . . . . . . .  29

[LETTERHEAD]


                             INDEPENDENT AUDITOR'S REPORT



Board of Directors
Dynatec International, Inc.
Salt Lake City, Utah  84104


We have audited the accompanying consolidated statements of financial position of Dynatec International, Inc. and subsidiaries as of December 31, 1995 and June 30, 1995 and 1994 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the six months ended December 31, 1995 and the years ended June 30, 1995 and 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dynatec International, Inc. and subsidiaries as of December 31, 1995 and June 30, 1995 and 1994 and the results of their operations, changes in stockholders' equity, and their cash flows for the six months ended December 31, 1995 and the years ended June 30, 1995 and 1994 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The additional information contained in schedules 1 and 2 is presented for the purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

KARTCHNER & PURSER, P.C.

/s/ Kartchner & Purser

Salt Lake City, Utah
February 9, 1996

                             DYNATEC INTERNATIONAL, INC.
                    CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                     December 31, 1995 and June 30, 1995 and 1994


                                        ASSETS


                                      December 31,     June 30,    June 30,
                                          1995           1995       1994
                                      ------------   -----------  ---------
CURRENT ASSETS
  Cash                                $  318,923    $  265,562      341,209
  Trade accounts receivable
    (net of allowances of $12,629
    at December 31, 1995, $13,188
    at June 30, 1995 and $14,899
    at June 30, 1994)                  1,318,792     1,030,874    1,232,142
  Employee advances                        3,838           -          1,963
  Accounts receivable -
    related parties (Note 11)             83,781        70,411       79,903
  Note receivable - related
    parties (Note 11)                        -          43,500          -
  Inventory (Note 2)                   1,257,180     1,422,477    1,087,062
  Prepaid expenses                       213,228       138,768      156,583
  Prepaid income taxes                       -          18,595          -
  Unamortized debt issue
    costs (Note 1)                         8,594         2,500        9,313
                                      ----------    ----------   ----------

        TOTAL CURRENT ASSETS           3,204,336     2,992,687    2,908,175


PROPERTY AND EQUIPMENT (NOTE 4)        2,123,671       964,348      785,369


OTHER ASSETS
  Deposits                                29,825        14,033       15,285
  Deferred tax asset (Note 9)             57,181        60,512          -
  Note receivable -
    related party (Note 11)              150,000       150,000          -
  Prepaid royalties -
    related party (Note 6)                71,555        71,555      126,487
  Licenses and agreements (Note 3)       433,861       590,859      443,584
                                      ----------    ----------   ----------

        TOTAL OTHER ASSETS               742,422       886,959      585,356
                                      ----------    ----------   ----------


            TOTAL ASSETS              $6,070,429    $4,843,994   $4,278,900
                                      ----------    ----------   ----------
                                      ----------    ----------   ----------



The accompanying notes are an integral part of these financial statements.

                         LIABILITIES AND STOCKHOLDERS' EQUITY


                                      December 31,      June 30,      June 30,
                                           1995            1995           1994
                                      ------------    ----------    ----------
CURRENT LIABILITIES
  Accounts payable                    $   457,286   $   463,128   $   233,916
  Accrued expenses                        138,726       111,470        86,316
  Accrued advertising                     150,000       103,714        74,037
  Accrued royalties (Note 6)               12,077        13,938        51,930
  Accrued royalties payable -
    related parties (Note 6                   -           4,679        44,856
  Short-term notes payable
    (Note 5)                              688,899       714,525       467,596
  Current portion of long-term
    debt (Note 7)                         810,628       270,993      149,435
  Current portion of capital
    lease obligations (Note 8)             31,514        19,614        49,009
  Income taxes - payable                   29,729           -          25,026
                                      ------------  -----------   -----------

        TOTAL CURRENT LIABILITIES       2,318,859     1,702,061     1,182,121

LONG-TERM LIABILITIES
  Construction-in-progress
    obligations (Note 4)                  861,744           -             -
  Capital lease obligations
    (Note 8)                               89,203       110,696        43,296
  Long-term debt (Note 7)                   6,737       316,089       375,461
  Deferred income taxes (Note 9)           11,245        16,777           -
                                      ------------  -----------   -----------

        TOTAL LIABILITIES               3,287,788     2,145,623     1,600,878

STOCKHOLDERS' EQUITY
  Common stock, $.01 par value
    (Note 10) Authorized
    100,000,000 shares; issued
    941,219 shares at December 31,
    1995,  934,912 shares at
    June 30, 1995, and 874,278
    shares at June 30, 1994                 9,412         9,349         8,743
  Additional paid-in capital            2,699,238     2,679,214     2,664,103
  Retained earnings                        73,991         9,808         5,176
                                      ------------  -----------   -----------

        TOTAL STOCKHOLDERS' EQUITY      2,782,641     2,698,371     2,678,022
                                      ------------  -----------   -----------

            TOTAL LIABILITIES &
              STOCKHOLDERS' EQUITY    $ 6,070,429   $ 4,843,994   $ 4,278,900
                                      ------------  -----------   -----------
                                      ------------  -----------   -----------

                                          5

                          THIS PAGE INTENTIONALLY LEFT BLANK

                             DYNATEC INTERNATIONAL, INC.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                      For the Six Months Ended December 31, 1995
                      and the Years Ended June 30, 1995 and 1994


                                      December 31,      June 30,      June 30,
                                         1995            1995          1994
                                      ------------    ----------    ----------
REVENUE                               $ 5,230,971     $8,979,939    $9,020,810

COST OF SALES
  Products (Schedule 1)                 3,130,185      5,466,295     5,055,536
  Royalties (Note 6)                      157,268        269,745       316,951
                                      -----------     ----------    ----------

    TOTAL COST OF SALES                 3,287,453      5,736,040     5,372,487
                                      -----------     ----------    ----------

      GROSS PROFIT                      1,943,518      3,243,899     3,648,323

EXPENSES
  Selling expenses (Schedule 2)           961,302      1,881,630     1,896,090
  General & administrative
    expenses (Schedule 2)                 772,395      1,424,872     1,295,845
  Loss on impairment of assets             33,760          -             -
  Bad debts                                 7,000         18,500         1,000
                                      -----------     ----------    ----------
    TOTAL EXPENSES                      1,774,457      3,325,002     3,192,935
                                      -----------     ----------    ----------

      OPERATING INCOME (LOSS)             169,061        (81,103)      455,388

OTHER INCOME (EXPENSES)
  Interest income                          16,449          5,306           -
  Interest expense (net of
    capitalized interest of
    $22,714 at December 31, 1995)         (75,204)      (123,426)      (94,955)
  Gain (loss) on disposal
    of assets                                 -           21,428       (14,126)
  Gain on sale of product rights              -          150,000           -
                                      -----------     ----------    ----------

    NET OTHER INCOME (EXPENSE)            (58,755)        53,308      (109,081)
                                      -----------     ----------    ----------

INCOME (LOSS) BEFORE INCOME TAXES         110,306        (27,795)      346,307

INCOME TAX (EXPENSE) BENEFIT
(NOTE 9)                                  (46,123)        32,427       (54,912)
                                      -----------     ----------    ----------

       NET INCOME                     $    64,183     $    4,632    $  291,395
                                      -----------     ----------    ----------
                                      -----------     ----------    ----------

              EARNINGS PER SHARE:     $       .07     $      .01    $      .35
                                      -----------     ----------    ----------
                                      -----------     ----------    ----------



The accompanying notes are an integral part of these financial statements.

                             DYNATEC INTERNATIONAL, INC.
              CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      For the Six Months Ended December 31, 1995
                      and the Years Ended June 30, 1995 and 1994


                                                          Free          Total
                                        Restricted      Trading         Shares
                                          Shares         Shares         Issued
                                      -------------   ------------   -----------
BALANCE JUNE 30, 1993                     325,525       441,618       767,143

 Issuance of new shares                     7,125       100,010       107,135
 Restricted shares now free trading          (866)          866           -
 Net income (June 30, 1994)                   -             -             -
                                      ------------    ----------     ---------

BALANCE JUNE 30, 1994                     331,784       542,494       874,278

 Stock options exercised                   78,000           -          78,000
 Shares relinquished                      (15,971)       (3,500)      (19,471)
 Shares issued for non-compete
   agreement                                2,105           -           2,105
 Restricted shares now free trading        (9,419)        9,419           -
 Net income (June 30, 1995)                   -             -            -
                                      ------------    ----------     ---------

BALANCE JUNE 30, 1995                     386,499       548,413       934,912

 Shares issued for non-compete
   agreement                                6,307           -           6,307
 Restricted shares now free trading        (7,176)        7,176           -
 Net income (December 31, 1995)               -             -             -
                                      ------------    ----------     ---------

BALANCE DECEMBER 31, 1995                 385,630       555,589       941,219
                                      ------------    ----------     ---------
                                      ------------    ----------     ---------



The accompanying notes are an integral part of these financial statements.


                Additional      Retained         Total
   Common        Paid-In        Earnings     Stockholders'
   Stock         Capital        (Deficit)       Equity
- ------------   ------------   ------------   -------------
$      7,671   $  2,286,675   $   (286,219)  $  2,008,127

       1,072        377,428            -          378,500
         -              -              -              -
         -              -          291,395        291,395
- ------------   ------------   ------------   ------------

       8,743      2,664,103          5,176      2,678,022

         780           (686)           -               94
        (195)           195            -              -

          21         15,602            -           15,623
         -              -              -              -
         -              -            4,632          4,632
- ------------   ------------   ------------   ------------

       9,349      2,679,214          9,808      2,698,371


          63         20,024            -           20,087
         -              -              -              -
         -              -           64,183         64,183
- ------------   ------------   ------------   ------------

$      9,412   $  2,699,238   $     73,991   $  2,782,641
- ------------   ------------   ------------   ------------
- ------------   ------------   ------------   ------------


                             DYNATEC INTERNATIONAL, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                      For The Six Months Ended December 31, 1995
                      and the Years Ended June 30, 1995 and 1994


                                   December 31,     June 30,       June 30,
                                       1995           1995           1994
                                   ------------   ------------   ------------
CASH FLOWS FROM OPERATING
ACTIVITIES:
  Cash received from customers     $  4,936,053   $  9,164,670   $  8,797,508
  Cash paid to suppliers and
   employees                         (4,642,482)    (8,783,796)    (8,793,565)
  Interest paid                         (73,234)      (114,143)       (98,727)
  Income taxes paid                           -        (54,929)       (36,186)
  Interest received                      10,315          5,306           -
                                   ------------   ------------   ------------
    NET CASH PROVIDED (USED)
      BY OPERATING ACTIVITIES           230,652        217,108       (130,970)
CASH FLOWS FROM INVESTING
ACTIVITIES:
  Proceeds from sale of assets                -         15,560         13,466
  Capital expenditures                 (270,145)      (379,782)      (124,275)
  Payment on note receivable
    from related party                   43,500              -              -
  Payment for non-competition
   agreement                                  -        (12,500)        (1,000)
  Advances to related parties           (42,738)             -        (20,903)
  Received from related party               -           47,933           -
                                   ------------   ------------   ------------
    NET CASH (USED) BY
      INVESTING ACTIVITIES             (269,383)      (328,789)      (132,712)
CASH FLOWS FROM FINANCING
ACTIVITIES:
  Borrowings under line-of-
   credit agreement                     172,815      3,536,526      9,390,359
  Payments under line-of-
   credit agreement                           -     (3,289,208)    (9,161,267)
  Proceeds from issuance of
   common stock                               -             94        350,000
  Principal payments under
   capital lease obligations             (9,593)       (35,838)       (44,123)
  Proceeds from long-term debt                -        100,000              -
  Payments on long-term debt            (71,130)      (275,540)      (178,309)
                                   ------------   ------------   ------------
    NET CASH PROVIDED BY
      FINANCING ACTIVITIES               92,092         36,034        356,660
                                   ------------   ------------   ------------

NET INCREASE IN CASH                     53,361        (75,647)        92,978

CASH AT BEGINNING OF PERIOD             265,562        341,209        248,231
                                   ------------   ------------   ------------

CASH AT END OF PERIOD              $    318,923   $    265,562   $    341,209
                                   ------------   ------------   ------------
                                   ------------   ------------   ------------



The accompanying notes are an integral part of these financial statements.

                      RECONCILIATION OF NET INCOME (LOSS) TO NET
                        CASH PROVIDED BY OPERATING ACTIVITIES


                                      December 31,     June 30,      June 30,
                                          1995           1995          1994
                                      ------------   -----------   -----------

NET INCOME (LOSS)                     $     64,183   $     4,632   $   291,395
                                      ------------   -----------   -----------
Adjustments to reconcile net
 income (loss) to net cash
 provided by operating activities:
  Depreciation                             140,900       229,460       187,326
  Amortization                              60,738       102,725        90,109
  Amortization prepaid royalties               -          54,932        75,208
  Provision for losses
   on accounts receivable                    7,000        18,500         1,000
  Amortization of debt issue costs           3,281        14,313         6,187
  (Gain) Loss on disposition of
   fixed assets                                -         (21,428)       14,126
  Loss on impairment of assets              33,760
  Non-cash expenses                            -             -           6,019
  Gain on sale of product rights               -        (150,000)          -
  (Increase) Decrease in assets:
    Accounts receivable                   (294,918)      182,768      (162,339)
    Receivable related parties                 -             -         (59,000)
    Employee advances                          -           1,963        (1,963)
    Inventory                              165,297      (358,396)     (371,406)
    Debt issue costs                        (9,375)       (7,500)      (10,500)
    Accrued interest                        (6,134)          -             -
    Prepaid expenses                       (78,460)       42,814       (89,917)
    Prepaid income taxes                    18,595       (18,595)          -
    Deposits                               (15,792)        1,252          (635)
    Deferred tax asset                       3,331       (60,512)          -
  Increase (Decrease) in liabilities:
    Interest payable                         8,064         2,470           541
    Royalties payable                       (1,861)      (37,992)       (6,061)
    Royalties payable-related
     parties                                26,985       (40,177)       31,860
    Accounts payable                        15,383       211,767      (117,351)
    Accrued expenses                        65,478        52,361       (34,295)
    Income taxes payable                    29,729       (25,026)       19,526
    Deferred taxes payable                  (5,532)       16,777          (800)
                                      ------------   -----------   -----------

  TOTAL ADJUSTMENTS                        166,469       212,476      (422,365)
                                      ------------   -----------   -----------

  NET CASH PROVIDED (USED)
   BY OPERATING ACTIVITIES            $    230,652   $   217,108   $  (130,970)
                                      ------------   -----------   -----------
                                      ------------   -----------   -----------



The accompanying notes are an integral part of these financial statements.

                             DYNATEC INTERNATIONAL, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                      For the Six Months Ended December 31, 1995
                     and the Years Ended June 30, 1995 and 1994


                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
SUPPLEMENTAL DISCLOSURES:
 non-cash investing and
  financing activities:
  Capital acquisitions
   financed by:
    Accounts payable                $        -     $     17,445   $      3,780
    Issuance of long-term debt           447,303            -           28,878
  Capital lease obligations                  -           90,394         33,995
  Issuance of long-term debt
    as payment of expenses                   -              -            6,019
  Cancellation of 15,513
    shares of common stock
    held by treasury                         -              -             (155)
  Issuance of 58,529 shares through
   exercise of stock options:
    Common stock                             -              585            -
    Additional paid-in capital               -             (585)           -
  Reduction of long-term debt
   from issuance of common stock:
    Common stock                              63             21            -
    Additional paid-in capital            20,024         15,602            -
  Purchase of non-compete
   agreement financed by:
    Long-term debt                           -          237,500         37,786
    Issuance of shares of stock              -              -           28,500
  Issuance of long-term debt as
    payment for capital lease
    obligation                               -              -           18,188
  Obsolete fixed assets abandoned:
    Cost                                 110,569          3,480        255,117
    Accumulated depreciation            (110,569)        (3,480)      (240,899)
    Net book value                           -              -           14,218
  Intangible assets written-off:
    Cost                                  67,286            -              -
    Accumulated amortization             (33,526)           -              -
    Net book value                        33,760            -              -
  Proceeds from line-of-credit
    agreement to fund costs of
    land                                 600,000            -              -
  Purchase of inventory by
    issuance of long-term debt               -           15,460            -
  Sale of inventory through
    accounts receivable                      -           38,441            -
  Note receivable issued for
    sale of fixed asset                      -           43,500            -



The accompanying notes are an integral part of these financial statements.

                          THIS PAGE INTENTIONALLY LEFT BLANK

                             DYNATEC INTERNATIONAL, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995 and June 30, 1995 and 1994


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     The Company's accounting policies reflect practices of the manufacturing industry and conform to generally accepted accounting principles. Certain prior amounts have been reclassified to be consistent with the December 31, 1995 presentation. The following policies are considered to be significant:

     PRINCIPLES OF CONSOLIDATION
     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Softalk, Inc. and Arnco Marketing, Inc. All significant intercompany accounts and transactions have been eliminated. The Company, through its subsidiaries is currently engaged in two primary industries; telephone accessories and hardware products.

     INVENTORY
     All inventory is recorded in the Company's subsidiary (Softalk, Inc.) at the lower of cost, (last-in, first-out) or market.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost with depreciation and amortization computed on the straight line method. Property and equipment are depreciated over the following estimated useful lives:

                                                 YEARS
                                                 -----
              Capital Leases                       3-5
              Equipment                           3-10
              Leasehold Improvements               2-7
              Office Equipment                     3-7
              Signs                                3-5
              Vehicles                               5

     INCOME TAXES
     The Company and its subsidiaries file a consolidated Federal income tax return. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets and intangible assets, which use different methods and lives for depreciation and amortization for financial statement and income tax purposes, and inventory differences between financial statement and income tax reporting. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     EARNINGS PER SHARE
     Earnings per share is calculated using a weighted average for common stock. Stock options issued are not considered to be common stock equivalents for purposes of calculating earnings per share.

     CASH FLOWS
     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and cash on deposit with banks.

     REVENUE RECOGNITION
     Revenue is recognized on an accrual basis when goods are shipped to a customer.

     UNAMORTIZED DEBT ISSUE COSTS
     Unamortized debt issue costs represent costs associated with short-term borrowings incurred during the year and are amortized using the straight-line method over the life of the respective debt issue.

     RECLASSIFICATIONS
     Certain amounts in the prior year financial statements have been reclassified to be consistent with the current year presentation.

     CHANGE OF REPORTING PERIOD
     The Company has elected to change its year-end from June 30 to December
     31.

NOTE 2 - INVENTORY
     Inventory is summarized as follows at:


                                   December 31,     June 30,       June 30,
                                       1995           1995           1994
                                   ------------   ------------   ------------

            Raw                    $    390,490   $    329,795   $    228,371
            Finished                    866,690      1,092,682        858,691
                                   ------------   ------------   ------------

              Total inventory      $  1,257,180   $  1,422,477   $  1,087,062
                                   ------------   ------------   ------------
                                   ------------   ------------   ------------


     The Company's inventories are stated at the lower of cost or market, using the last-in, first-out (LIFO) method. All inventory is recorded in the Company's subsidiary (Softalk, Inc.) at December 31, 1995. The current replacement cost of LIFO inventories exceeds the carrying amount by approximately $30,000 at December 31, 1995 and $197,000 and $42,000 at June 30, 1995 and 1994, respectively.

NOTE 3 - LICENSES AND AGREEMENTS
     These agreements represent amounts paid for the rights to manufacture and market various products. The majority of such costs are associated with agreements for the telephone accessory product lines.

     In March 1995, the Company purchased the rights and customer list for the doorstop product line from All R Prodx, Inc. for $100,000. In addition, a five year non-competition agreement was entered into with All R Prodx, Inc. and its shareholder for $150,000. Such costs are amortized on the straight-line method in amounts sufficient to write off the costs over their estimated useful lives.

                             DYNATEC INTERNATIONAL, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995 and June 30, 1995 and 1994



NOTE 3 - LICENSES AND AGREEMENTS (Continued)
     At December 31, 1995, management has discontinued sales and distribution of Fuji products. Two non-compete agreements associated with sales of Fuji products with a net unamortized book value of $33,760 were written-off as of December 31, 1995.

     Amortization for the six months ended December 31, 1995 and the years ended June 30, 1995 and 1994 amounted to $94,497, $102,725 and $90,190, respectively.

NOTE 4 - PROPERTY AND EQUIPMENT
     Property and equipment is summarized as follow at:

                                    December 31,     June 30,      June 30,
                                        1995           1995          1994
                                    ------------    ----------    ----------
     Land                           $  624,949      $     -       $     -
     Capital leases                    148,405         213,776       216,673
     Equipment                       1,997,817       1,987,867     1,760,636
     Leasehold improvements            132,919         132,919       128,200
     Office equipment                  240,475         223,836       160,394
     Signs                               8,187           8,187         8,187
     Vehicles                           68,355          57,678        33,678
     Construction in progress          592,810             -            -
                                    ----------      ----------    ----------
                                     3,813,917       2,624,263     2,307,768
      Less:  Accumulated
        depreciation                 1,690,246       1,659,915     1,522,399
                                    ----------      ----------    ----------

      Net property and equipment    $2,123,671      $  964,348    $  785,369
                                    ----------      ----------    ----------
                                    ----------      ----------    ----------


     Depreciation expense is computed principally on the straight line method in amounts sufficient to write off the cost of depreciable assets over their estimated useful lives. Depreciation for the years six months ended December 31, 1995 and the years ended June 30, 1995 and 1994 amounted to $133,374, $229,460, and $187,326, respectively.

     Construction-in-progress is related to the construction of an office, warehouse, and distribution facility for the Company. Total cost of the land and building is estimated to be $2,512,320 with completion in June 1996. At December 31, 1995, $592,810 had been expended including capitalized interest of $22,714. Construction costs through December 31, 1995, were financed through company profits and an operating line of credit.

     Subsequent to December 31, 1995, the Company entered into a construction mortgage loan for $1,815,592 with a variable rate of interest of 1.75% over the lender's index (10.0% at February 15, 1996). The loan terms require the Company to pay five consecutive monthly interest payments beginning April 1, 1996, and a principal payment of $615,592 on August 1, 1996 at which time the loan becomes an installment mortgage loan. The mortgage loan requires the Company to make monthly payments of principal and interest of $11,581 beginning September 1, 1996 through August 1, 2016.

     Concurrent with the August 1, 1996 payment of $615,592, the Company expects to receive a Small Business Administration mortgage loan in the amount of $1,000,000. The consummation of the SBA loan is subject to the completion of the building and other normal SBA requirements. Management believes these requirements will be met. Ultimate terms of the loan are not currently determinable but are expected to be approximately 7.5% interest with monthly payments of approximately $8,000 - 9,000 over 20 years.

     Accordingly, final financing of the land and building is expected to be as follows:


                                                                     Monthly
                            Amount         Rate         Years        Payment
                         ------------  ------------  ------------  ------------
        Bank             $  1,200,000       10.5           20       $    11,891
        SBA                 1,000,000        7.5           20             8,056
        Company equity        342,320         -            -               -
                         ------------
                         $  2,452,350
                         ------------
                         ------------



     The loan is secured by real estate in Salt Lake City and Park City, UT and the personal guaranty of the CEO and director, Don Wood.

     Construction-in-progress obligations of $861,744 consist of amounts payable on the construction contract of $447,303 and funds advanced from an operating line of credit of $414,441. The entire amount is to be refinanced as part of the Bank and SBA loans described above.

NOTE 5 - SHORT-TERM NOTES PAYABLE
     Short-term notes payable is summarized as follows at:


                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
       Revolving line-of-credit up
        to $500,000 with a bank;
        interest payable monthly
        at 1.5% over prime:
        secured by inventory,
        receivables and equipment;
        due December 5, 1994.       $        -     $        -     $    467,596


                             DYNATEC INTERNATIONAL, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995 and June 30, 1995 and 1994



NOTE 5 - SHORT-TERM NOTES PAYABLE (Continued)
       Revolving line-of-credit up
        to $1,500,000 with a bank;
        interest payable monthly
        at 1.0% over prime;
        secured by accounts
        receivable, inventory and
        the personal guarantee of
        Don Wood, CEO and director;
        due November 30, 1996.         1,103,340        714,525            -
                                    ------------   ------------   ------------
                                       1,103,340        714,525        467,596
       Less:  Construction-in-
        progress obligations             414,441            -              -
                                    ------------   ------------   ------------

                                    $    688,899   $    714,525   $    467,596
                                     ------------   ------------   ------------
                                    ------------   ------------   ------------


     Under the terms of the aforementioned bank lines-of-credit the Company is required to maintain certain financial covenants and ratios. The bank may withdraw the lines-of-credit upon default by the Company of various provisions in the line-of-credit agreement. At December 31, 1995 the Company had a ratio of current assets to current liabilities of 1.39 to 1 which is not in compliance with the provisions requiring a ratio of no less than 1.5 to 1.

     Pertinent data regarding aggregate short-term borrowings is as follows:


                                   December 31,     June 30,       June 30,
                                       1995           1995           1994
                                   ------------   ------------   ------------
       Maximum outstanding         $  1,103,340   $    724,677   $    493,268
       Average outstanding              897,022        591,061        376,108
       Weighted average
         interest rate                    10.15%          9.53%          8.17%


NOTE 6 - ROYALTIES
     The following is a summary of royalties for the six months ended December 31, 1995 and the years ended June 30, 1995 and 1994:



                                    December 31,      June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
       WAC Research
         Telephone accessory        $    102,274   $    163,988   $    206,028
         Hardware products                 9,711          9,646         11,440

       Other Entities
         Telephone accessory                 -           14,078         25,433
         Hardware products                45,283         82,033         74,050
                                    ------------   ------------   ------------

                                    $    157,268   $    269,745   $    316,951
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------


                                          16

     In June of 1993 the Company renegotiated with WAC Research to apply four-fifths of the 5% royalty towards the prepayment until the prepayment is absorbed. In November of 1993 the Company renegotiated with WAC Research to apply the 5% royalty towards the prepayment or pay WAC Research at the discretion of WAC Research until the prepayment is absorbed. Amounts paid to WAC Research during fiscal year 1995, 1994 and 1993 amounted to $161,000, $111,000, and $245,500 respectively. The payment of $245,500 to WAC Research during fiscal 1993 exceeded the 5% royalty. The balance of the prepaid royalty to WAC Research for December 31, 1995, June 30, 1995 and June 30, 1994 was $71,555, $71,555, and $126,487, respectively.

     Royalties owing are summarized as follows at:


                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   -----------
       WAC Research                 $        -    $      4,679   $     44,856
       Other                             12,077         13,938         51,930
                                    -----------   ------------   ------------

        Total Royalties Payable     $    12,077   $     18,617   $     96,786
                                    -----------   ------------   ------------
                                    -----------   ------------   ------------


NOTE 7 - LONG-TERM DEBT
    Long-term notes payable is summarized as follows at:


                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
    Note payable to a bank;
      due in monthly principal
        installments of $8,333
        plus interest at 1.5%
        over prime; due December
        1995; secured by accounts
        receivable, inventory
        and equipment.              $        -     $        -     $    350,000

      Note payable to a bank;
        due in monthly install-
        ments of $3,525 with
        interest at 2% over prime
        through March 1998;
        secured by equipment.                -              -          133,051

      Note payable to a bank due
        in monthly installments of
        $879 with an interest at
        8.7% through April 1996;
        Secured by vehicle.                  -              -           17,823



                             DYNATEC INTERNATIONAL, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995 and June 30, 1995 and 1994


NOTE 7 - LONG-TERM DEBT (Continued)
      Note payable to financing
        company due in monthly
        installments of $588 with
        interest at 8.5% through
        December 1997; secured by
        vehicle.                          12,915         15,810         21,236

      Non-interest bearing note
        payable to a company; due
        in various installments;
        final payment due July, 1994.        -              -            2,786

      Revolving line of credit
        payable to bank financing;
        advances to be amortized
        over a period of 60 months
        due in monthly installments
        of principal plus interest
        at 1% over prime until the
        maturity date (November 30,
        1996); secured by equipment.     692,085        347,785            -

      Note payable to company; due
        in quarterly installments
        of $15,908 with interest at
        8% through December 22,
        1996; unsecured.                  60,575         89,110            -

      Note payable to a company;
        due upon gross sales
        derived from the payee's
        key customer list or
        March 22, 1997, whichever
        is earlier with interest
        at 8%; unsecured.                 25,000         25,000            -

      Note payable to an
        individual; due in
        quarterly payments of
        2,102 shares of stock of
        the Company through
        December 22, 1996; no
        interest; unsecured.              26,790        109,377            -
                                    ------------  -------------  ------------
        Total long-term debt             817,365        587,082        524,896

        Less: Current portion           (810,628)      (270,993)      (149,435)
                                    ------------   ------------   ------------

        Long-term debt              $      6,737   $    316,089   $    375,461
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------

       Aggregate annual maturities of long-term debt are as follows:

          Year ending December 31,  1996           $    810,628
                                    1997                  6,737
                                                    ------------
                    Total long-term debt           $    817,365
                                                   ------------
                                                   ------------
NOTE 8 - LEASES
    All non-cancelable leases with an initial term greater than one year have been categorized as capital or operating leases in conformity with the definitions in Financial Accounting Standards Board Statement No. 13, "Accounting for Leases".

    Property and equipment under capital leases is summarized as follows at:


                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
         Property and equipment     $    148,405   $    148,405   $    216,673
           Less:  Accumulated
             depreciation                (54,416)       (35,864)      (121,587)
                                    ------------   ------------   ------------

         Net property and equipment
           under capital lease      $     93,989   $    112,541   $     95,086
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------


     At December 31, 1995, the Company is liable under the terms of non-cancelable leases for the following minimum lease commitments:


                                                      Capital      Operating
                                                      Leases         Leases
                                                   ------------   ------------
          Year Ended December 31:
             1996                                  $     40,868   $    118,864
             1997                                        39,165         18,268
             1998                                        57,656            -
                                                   ------------   ------------

          Total minimum lease payments                  137,689   $    137,132
                                                                  ------------
                                                                  ------------
          Less:  Interest                                16,972
                                                   ------------
          Present value of net minimum
            lease payments                              120,717
          Less:  Current portion                         31,514
                                                   ------------
          Capital lease obligations
            payable long-term                      $     89,203
                                                   ------------
                                                   ------------


     The Company leases its office and manufacturing facilities. Rental expense was $70,273, $141,107 and $133,211 for the six months ended December 31, 1995 and the years ended June 30, 1995 and 1994, respectively.

                             DYNATEC INTERNATIONAL, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995 and June 30, 1995 and 1994



NOTE 9 - INCOME TAX EXPENSE
     Income tax expense (benefit) consisted of the following for the six months ended December 31, 1995 and the years ended June 30, 1995 and 1994:

                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
       Current
        Federal                     $     19,047   $      9,155   $     49,670
        State                             29,277          2,153          5,242
                                    ------------   ------------   ------------
                                          48,324         11,308         54,912
       Deferred
        Federal                           (1,919)       (38,128)           -
        State                               (282)        (5,607)           -
                                    ------------   ------------   ------------
                                          (2,201)       (43,735)           -
                                    ------------   ------------   ------------

       Income tax expense (benefit) $     46,123   $    (32,427)  $     54,912
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------

    Deferred tax assets and liabilities have been presented in the Company's financial statements as follows at:

                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
       Deferred tax asset           $     57,181   $     60,512   $        -
       Deferred tax liability            (11,245)       (16,777)           -
                                    ------------   ------------   ------------
       Net deferred taxes          $      45,936   $     43,735   $        -
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------

    A reconciliation between the actual income tax expense (benefit) and income taxes computed by applying the statutory federal income tax rates to income
    (loss) before income taxes is as follows:

                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
       Federal income taxes         $     28,149   $     (4,169)  $    137,709
       State income taxes                  7,455         (1,405)        23,904
       Other, net                            -              -            1,154
       NOL carryforwards                     -              -         (107,855)
       Income tax audit adjustment        24,475            -              -
       Continuing operations             (11,755)        16,882            -
       Deferred taxes                     (2,201)       (43,735)           -
                                    ------------   ------------   ------------

       Net income tax expense       $     46,123   $    (32,427)  $     54,912
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------


NOTE 10 - COMMON STOCK
     In July of 1993, as part of the purchase of some of the assets and a non-competition agreement with Fujima Corporation, the Company issued 7,125 shares of common stock for $28,500.

     On March 22, 1995, the Company entered into a noncompete agreement for 16,818 shares of stock to be issued quarterly for two years beginning March 22, 1995. At December 31, 1995, a total of 8,408 shares had been issued with 8,408 and 4,206 shares due for December 31, 1996 and 1997, respectively. A liability has been recorded at the market value of the stock at the time of the transaction.

NOTE 11 - RELATED PARTY TRANSACTIONS
     The Company's subsidiary, Softalk, Inc., maintains a royalty agreement for patent and trade-mark rights on telephone accessories from WAC Research, a Utah corporation. Don Wood, CEO and director of the Company, is the beneficial owner of one-half of WAC Research (See Note 7).

     The CEO and the financial vice-president of the Company are owners of the rental property in Park City, Utah which the Company leases on an annual basis. The Company uses the rental property for travel, promotional work, lodging and entertainment for customers, suppliers and employees. The Company decided that the promotional value of the property and its use as a sales incentive with independent reps was less than alternative promotional and travel costs expended by the Company. The total amount paid by the Company for the six months ended December 31, 1995 and the years ended June 30, 1995 and 1994 was $66,000, $132,000 and $101,500,
     respectively. This cost covered operating, maintenance and general care of the property.

     The Company paid the personal credit card bills for members of the Board of Directors on a month to month basis. The amount is generally paid back to the Company the next month. At December 31, 1995, June 30, 1995 and 1994 the amounts owed to the Company were $24,888, $7,741 and $20,903, respectively.

     During the fiscal year 1994, the Company sold a past-due accounts receivable trade balance of $109,000 to WAC Research, a related entity of the President of the Company, for a non-interest bearing note receivable. The agreement requires WAC Research to payoff the note on or before October 31, 1994. As of June 30, 1994 the balance of the receivable was $59,000. As of June 30, 1995 the balance was paid in full.

     During the fiscal year ended June 30, 1995, the Company sold all rights and interest in various products to WAC Research for $150,000 in the form of a demand note bearing 8% interest. The entire balance of the note along with accrued interest of $6,134 remains outstanding at December 31, 1995.

                            DYNATEC INTERNATIONAL, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995 and June 30, 1995 and 1994



NOTE 11 - RELATED PARTY TRANSACTIONS (Continued)
     As part of the transaction, inventory was sold at cost for $38,441 and receivable at June 30, 1995. Sales of these products and purchases of additional inventory by WAC Research are performed through the Company and the outstanding receivable is adjusted as required. The outstanding receivable due from WAC Research at December 31, 1995 is $45,195.

     Molds were also sold for $43,500 in the form of a note bearing 8% interest due June 30, 1996. A gain on the sale of the molds of $13,928 was recognized. During the six months ended December 31, 1995, the note was paid in full.

     During the year ended June 30, 1995, a vehicle was sold to Don Wood, CEO and director of the Company for $7,500 and a gain on the sale of the vehicle of $7,500 was recognized. The CEO/director of the Company also sold a vehicle to the Company for $24,000.

     During the year ended June 30, 1995 and the six months ended December 31, 1995 the Company paid various travel expenses for WAC Research. At December 31, 1995, and June 30, 1995 amounts owed to the Company were $39,229 and $24,229, respectively.

NOTE 12 - SUMMARY OF SELECTED FINANCIAL INFORMATION
     The following is a summary of selected financial information at:

                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
          Other Financial Data:
            Working capital         $    885,477   $  1,290,626   $  1,726,054
            Property & equip.          2,123,671        964,348        785,369
            Total assets               6,070,429      4,843,944      4,278,900
            Long-term debt               968,929        426,785        418,757
            Stockholders' equity       2,782,641      2,698,371      2,678,022
            Book value per share            2.96           2.86           3.06
          Other Information:
            Shares outstanding at
             period end                  941,219        943,912        874,278
            Stockholders of record
             (reported by stock
             transfer agent)               1,174          1,177          1,196
            Number of employees
             at period end                    63             57             53


NOTE 13 - PERIODIC FINANCIAL INFORMATION (UNAUDITED)
     The following presents a summary of the unaudited consolidated results of operations for the six months ended December 31, 1995 and the years ended June 30, 1995 and 1994:


                                                Total
                    1st Quarter  2nd Quarter   Six Months
                       Ended        Ended        Ended
                      9-30-95      12-31-95     12-31-95
                    -----------  -----------  -----------

Total revenues      $ 2,437,809  $ 2,793,162  $ 5,230,971
Gross profit            833,372    1,110,146    1,943,518
Net income (loss)        54,761        9,422       64,183
Earnings per share          .06          .01          .07
Market price
        - high             7.75         6.50         7.75
        - low              6.50         6.25         6.25


                    1st Quarter  2nd Quarter  3rd Quarter  4th Quarter  Total Year
                       Ended        Ended         Ended         Ended      Ended
                      9-30-94      12-31-94     3-31-95      6-30-95      6-30-95
                    -----------  -----------  -----------  -----------  -----------
Total revenues      $ 2,188,614  $ 2,688,036  $ 2,127,018  $ 1,976,271  $ 8,979,939
Gross profit            872,445    1,029,174      781,528      560,752    3,243,899
Net income (loss)        16,664        4,237      (89,525)      73,256        4,632
Earnings per share          .02          -           (.10)         .09          .01
Market price
        - high             7.00         7.38         7.50         7.38         7.50
        - low              6.25         6.75         7.00         7.00         6.25


                      9-30-93      12-31-93     3-31-94       6-30-94      6-30-94
                    -----------  -----------  -----------  -----------  -----------
Total revenues      $ 2,022,256  $ 2,447,970  $ 2,224,362  $ 2,326,222  $ 9,020,810
Gross profit            937,287    1,021,249      865,461      824,326    3,648,323
Net income (loss)       155,127      115,116       35,974      (14,822)     291,395
Earnings per share          .20          .13          .04         (.02)         .35
Market price
        -high              7.00         6.13         6.00         6.38         7.00
        -low               3.25         5.13         5.25         5.38         3.25


     The gross profit for each quarter for the years ended June 30, 1995 and 1994 have been adjusted to reflect the reclassification of freight expenses for sales as a selling expense rather than cost of goods sold.

                            DYNATEC INTERNATIONAL, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     December 31, 1995 and June 30, 1995 and 1994



NOTE 14 - SEGMENT REPORTING
     Information about the Company's operations by segment is as follows at:

                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
        Revenues:
          Telephone accessories     $  3,277,953   $  5,299,337   $  5,658,903
          Hardware products            1,415,166      2,619,000      2,100,331
          Batteries                      524,103      1,031,900      1,187,123
          Other segments                  13,749         29,702         74,453
                                    ------------   ------------   ------------
              Total                 $  5,230,971      8,979,939   $  9,020,810
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------

        Operating income (loss):
          Telephone accessories     $    420,535   $    319,825   $    648,086
          Hardware products              (34,601)      (216,381)       (59,664)
          Batteries                     (217,862)      (172,838)      (130,749)
          Other segments                     989        (11,709)        (2,285)
                                    ------------   ------------   ------------
              Total                 $    169,060   $    (81,103)  $    455,388
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------

        Identifiable assets:
          Telephone accessories     $  3,593,875   $  2,592,537   $  2,616,368
          Hardware products            1,932,047      1,344,494        923,170
          Batteries                      514,545        877,586        695,146
          Other segments                  29,962         29,377         44,216
                                    ------------   ------------   ------------
              Total                 $  6,070,429   $  4,843,994   $  4,278,900
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------

        Depreciation and
         amortization:
          Telephone accessories     $    100,616   $    185,995   $    170,200
          Hardware products               83,061        118,043         89,306
          Batteries                       17,662         27,890         17,658
          Other segments                     299            317            270
                                    ------------   ------------   ------------
              Total                 $    201,638   $    332,245   $    277,434
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------

        Capital expenditures:
          Telephone accessories     $     47,731   $    297,718   $    137,120
          Hardware products               28,115        117,340         40,202
          Batteries                        6,449         46,232         12,802
          Other segments                     169          1,331            803
                                    ------------   ------------   ------------
              Total                 $     82,464   $    462,621   $    190,927
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------


NOTE 15 - STOCK OPTION PLAN
    The Company had previously adopted incentive stock option plans under which 18,800 and 60,000 unissued shares (as adjusted for 1 for 5 reverse stock split), respectively, are to be reserved for distribution to officers and key personnel.

    Both plans provide that options be granted at exercise prices equal to market value as of the date the option is granted, unless the option is granted to a 10% or more shareholder, then the exercise prices are to equal 110% of market value on the date the option is granted. Options granted are for five years and are exercisable upon issuance. No options may be granted pursuant to the plans after April 30, 1996 and August 21, 1999, respectively.

    Transactions in stock options under these plans are summarized as  follows:


                                                      Option Price
                                            Shares        Range
                                          ----------  ------------
          Options exercisable at
           June 30, 1993
            Free trading                     48,000      1.88-2.07
            Restricted                       30,000      1.50-1.65
          Options available for
           grant at June 30, 1993               800          -
          Options exercisable at
           June 30, 1994
            Free trading                     48,000      1.88-2.07
            Restricted                       30,000      1.50-1.65
          Options available for
           grant at June 30, 1994               800          -
          Options exercised during
           year ended June 30, 1995
            Free trading                    (48,000)     1.88-2.07
            Restricted                      (30,000)     1.50-1.65
          Options available for grant
           at June 30, 1995                     800          -
          Options available for grant
           at December 31, 1995                 800          -


NOTE 16 - CONTINGENCIES AND LITIGATION
     The Company known as P.I.E. Nationwide, Inc. filed a Chapter 7 bankruptcy petition prior to June 1992. On June 19, 1992 the trustee of the estate of Olympia Holding Corporation formerly known as P.I.E. Nationwide, Inc. filed suit in the United States Bankruptcy Court Middle District of Florida, Jacksonville Division against the Company. The plaintiff claims that P.I.E. improperly undercharged the Company for freight and therefore, claims the Company owes P.I.E. approximately $4,500. The trustee has filed several thousand similar claims against various companies. At present the Company is defending itself and expects to prevail.

                           DYNATEC INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  December 31, 1995 and June 30, 1995 and 1994



NOTE 17 - FINANCIAL INSTRUMENTS
     OFF-BALANCE SHEET RISK
     Letters of credit are issued by the Company during the ordinary course of business through their bank as required by certain vendor contracts. As of June 30, 1994 the Company had approximately $350,000 in outstanding letters of credit for the future purchase on inventory. There were no outstanding letters of credit at December 31, 1995 and June 30, 1995.

     CONCENTRATIONS OF CREDIT RISK
     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade receivables.
     The Company provides credit to its customers in the normal course of business. However, the Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses. Concentrations of credit risk with respect to trade receivables is limited due to the Company's large number of customers and their dispersion across many geographies. The Company places its temporary cash investments with high quality financial institutions. At times such investments may be in excess of the FDIC insurance limit. At December 31, 1995 and June 30, 1995 and 1994, the Company had bank deposits in excess of federally insured limits by approximately $225,000, $153,000 and $156,000, respectively.

NOTE 18 - MAJOR CUSTOMERS
     Sales to major customers for the six months ended December 31, 1995 recognized by the Company's wholly-owned subsidiary, Softalk, Inc., are summarized as follows:
                                          Sales        Percent of
               Customer                 Recognized      Revenues
        ----------------------         ------------   ------------

        Gemini Industries              $    799,700       15%
        AT&T Technologies                   537,082       10%
        National Manufacturing              458,934        9%
        United Stationers                   428,124        8%
        SP Richards                         426,198        8%

NOTE 19 - SUBSEQUENT EVENTS
     On January 12, 1996, WiTec Industries, L.L.C., (WiTec) a Utah limited liability company was formed for the purpose of manufacturing and marketing consumer products including headsets, amplifiers and other phone accessories. Initial members of WiTec include Dynatec International, Inc. and Muito Bem Ltd. (the Dynatec Group) and Weiser Communications, Inc. and Margaret Weiser (the Weiser Group). The president of the Company is the beneficial owner of one-half of Muito Bem Ltd. The percentage interest by each member in WiTec is as follows:

          Dynatec International, Inc.          48%
            Weiser Communications, Inc.         2%
            Margaret Weiser                     2%
            Muito Bem Ltd.                     48%

     WiTec may be merged into Dynatec, at Dynatec's option, after the conclusion of calendar year 1997 in order to take advantage of Dynatec's banking relationships and credit lines, and to facilitate raising capital in the public markets. Under the merger, the Dynatec Group and the Weiser Group will receive fifty percent and four percent, respectively, of the aggregate number of shares computed as determined in the operating agreement.

     Under the operating agreement, Dynatec International, Inc. will receive each year a management fee of $200,000 payable in equal quarterly installments.

                                                                     Schedule 1
                           DYNATEC INTERNATIONAL, INC.
                           CONSOLIDATED COSTS OF SALES
                   For the Six Months Ended December 31, 1995
                     and the Years Ended June 30, 1995 and 1994


                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
COST OF SALES - PRODUCTS

 Beginning inventory-raw            $    329,795   $    228,371   $    184,652
 Materials - raw                       1,865,598      4,093,452      4,281,743
 Freight                                 123,509        212,630        232,441
 Depreciation                             92,921        154,262        132,342
 Labor                                   497,542        753,919        533,757
 Repairs & maintenance                    11,811         13,233         13,807
 Miscellaneous direct                     49,433         78,038         83,810
 Supplies                                    -            4,809            992
 Less: ending inventory - raw           (390,490)      (329,795)      (228,371)
                                    ------------   ------------   ------------
      TOTAL COST OF GOODS
        MANUFACTURED                   2,580,119      5,208,919      5,235,173


 Beginning inventory-finished          1,092,682        858,691        531,004
 Purchases                               263,586        389,142         58,440
 Amortization                             60,488        102,225         89,610
 Less: ending inventory-finished        (866,690)    (1,092,682)      (858,691)
                                    ------------   ------------   ------------
      TOTAL COST OF SALES -
        PRODUCTS                    $  3,130,185   $  5,466,295   $  5,055,536
                                     ------------   ------------   ------------
                                     ------------   ------------   ------------


The accompanying notes are an integral part of these financial statements.

                                                                      Schedule 2
                           DYNATEC INTERNATIONAL, INC.
                              CONSOLIDATED EXPENSES
                   For the Six Months Ended December 31, 1995
                   and the Years Ended June 30, 1995 and 1994


                                    December 31,     June 30,       June 30,
                                        1995           1995           1994
                                    ------------   ------------   ------------
SELLING EXPENSES

 Advertising                        $    101,677   $    133,161   $    183,564
 Commissions                             235,572        478,912        489,899
 Depreciation - selling                   29,235         46,236         22,176
 Freight                                 208,033        399,523        367,824
 Miscellaneous                             1,988         26,944         21,112
 Promotions                               45,185        155,189        109,152
 Salaries - sales                        245,489        408,425        439,152
 Travel & entertainment                   94,123        233,240        263,211
                                    ------------   ------------   ------------
      TOTAL SELLING EXPENSES        $    961,302   $  1,881,630   $  1,896,090
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------

GENERAL AND ADMINISTRATIVE EXPENSES

 Amortization                       $        250   $        500   $        500
 Automobile                                1,084            757            626
 Bank charges                              5,707          4,674          2,463
 Corporate expense                       122,605        156,538        191,577
 Depreciation - office                    18,745         29,022         32,808
 Dues & subscriptions                        114            770            822

 Insurance                                91,486        209,070        201,031
 Janitorial                                2,642          5,274          3,084
 Legal & accounting                       55,018         88,453         82,968
 Miscellaneous                             2,308         (1,645)         3,986
 Office expense                           46,465         96,455         59,486
 Payroll taxes                            72,201        145,813        114,403

 Rent                                     69,517        141,107        133,211
 Repairs & maintenance                       122          1,850             85
 Salaries - office                       224,853        423,273        350,842
 Taxes                                    12,460         22,597         21,107
 Telephone                                27,165         54,983         51,374
 Utilities                                19,653         45,381         45,472
                                    ------------   ------------   ------------
      TOTAL GENERAL AND
        ADMINISTRATIVE EXPENSES     $    772,395   $  1,424,872   $  1,295,845
                                    ------------   ------------   ------------
                                    ------------   ------------   ------------


The accompanying notes are an integral part of these financial statements.
                                       29